Exhibit 99.1

DGSE Announces Resumption of Trading on NYSE MKT

DALLAS--(BUSINESS WIRE)--November 15, 2012--DGSE Companies, Inc. (NYSE MKT: DGSE) today announced that it has received notification from NYSE MKT and NYSE Regulation, Inc. that DGSE’s common shares will resume trading on NYSE MKT as of today, Thursday, November 15, 2012.

About DGSE Companies, Inc.

DGSE Companies, Inc. wholesales and retails jewelry, diamonds, fine watches, and precious metal bullion and rare coin products through its Bullion Express, Charleston Gold & Diamond Exchange, Dallas Gold & Silver Exchange and Southern Bullion Coin & Jewelry operations. DGSE also owns Fairchild International, Inc., one of the largest vintage watch wholesalers in the country. In addition to its retail facilities in Alabama, Florida, Georgia, Illinois, North Carolina, South Carolina, Tennessee and Texas, the Company operates internet websites which can be accessed at www.bullionexpress.com, www.dgse.com, www.cgdeinc.com and www.sbcoin.com. Real-time price quotations and real-time order execution in precious metals are provided on another DGSE website at www.USBullionExchange.com. Wholesale customers can access the full vintage watch inventory through the restricted site at www.FairchildWatches.com.

The Company is headquartered in Dallas, Texas, and its common stock trades on the NYSE MKT Exchange under the symbol "DGSE."

CONTACT:
DGSE Companies, Inc.
C. Brett Burford, 972-484-3662
Chief Financial Officer